UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 26, 2010

ALIGN TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295
(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California	95050
(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On  January 26, 2010, Align Technology, Inc., a Delaware corporation (the “Company”), entered into a Lease Agreement (the “Lease Agreement”) with Carr NP Properties, L.L.C. (“Landlord”) to lease approximately 129,024 square feet of rentable space, located at 2560 and 2570 Orchard Parkway, San Jose, California, as the new headquarters offices of the Company (the “Premises”). The Lease Agreement commences on the earlier to occur of August 1, 2010 or the date the Company first commences to conduct business in the premises, which is expected to be on or about June 28, 2010 and will continue for an initial term of seven years and two months. The Company’s current lease agreement for its headquarters offices at 821, 831 and 881 Martin Avenue, Santa Clara, will expire on June 30, 2010.  Base rent for the Premises is as follows:

Period During Lease Term	Monthly Installment of Base Rent	Annual Base Rent
First Lease Year	$129,710.00	$1,556,520.00
Second Lease Year	$133,601.30	$1,603,215.60
Third Lease Year	$137,609.34	$1,651,312.07
Fourth Lease Year	$153,676.93	$1,844,123.15
Fifth Lease Year	$158,287.24	$1,899,446.85
Sixth Lease Year	$163,035.85	$1,956,430.25
Seventh Lease Year	$167,926.93	$2,015,123.16

At the end of the initial term of the lease, the Company has two options to extend the term of the lease for successive periods of five years each at the then-prevailing market rental rate.

In addition to monthly rent, the Company will be responsible for its share of operating expenses equal to the sum of expenses directly attributable to the Premises (including the Tenant’s share of taxes and a management fee), plus a proportionate share of expenses attributable to the real estate project of which the Premises are a part.

Landlord is obligated to provide a tenant improvement allowance in the amount of Two Million Five Hundred Eighty Thousand Four Hundred Eighty Dollars ($2,580,480.00), and the Company is responsible for any Tenant Improvement costs in excess of Landlord’s allowance.  The Company and Landlord have made customary representations, warranties and covenants in the Lease Agreement. The above description of the Lease Agreement is qualified in its entirety by reference to the full text of the Lease Agreement, a copy of which is filed as Exhibit 10.1 to this Report on Form 8-K.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained under Item 1.01 above is incorporated herein by this reference.

ITEM 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

10.1	Lease Agreement between Align Technology, Inc. and Carr NP Properties, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2010	ALIGN TECHNOLOGY, INC.

	By:	/s/ Roger E. George
Roger E. George
Vice President, Corporate and Legal Affairs, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Lease Agreement between Align Technology, Inc. and Carr NP Properties, L.L.C.